July 7, 2008

Geeks On Call Holdings, Inc.
814 Kempsville Road, Suite 106
Norfolk, VA 23502

Re:	Geeks On Call Holdings, Inc. Registration Statement on Form S-1, as amended

Ladies and Gentlemen:

We have acted as counsel to Geeks On Call Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Registration No. 333-150319), as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the selling stockholders identified in the Registration Statement of 5,767,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 2,117,000 shares (the “Warrant Shares”) of Common Stock issuable upon the exercise of warrants (the “Warrants”).

The opinions expressed herein are limited to the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, the “Delaware Law”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws and any amendments to date certified by the Chief Executive Officer of the Company; (iv) a specimen stock certificate for the Common Stock; (v) the Warrants; (vi) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and the Warrants; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that (i) the stock certificates representing the Warrant Shares when issued will comply as to form with the provisions of the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, and the Delaware Law, and (ii) the Company will have sufficient authorized and unissued shares of Common Stock to issue the Warrant Shares when they are issued.

Geeks On Call Holdings, Inc.
July 7, 2008

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that (i) the Shares are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is given as of the effective date of the Registration Statement and we assume no obligation to update or supplement such opinion after the effective date of the Registration Statement to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,
/s/ Haynes and Boone, LLP
HAYNES AND BOONE, LLP